EXHIBIT 10.5.4
KANSAS CITY SOUTHERN
1991 AMENDED AND RESTATED STOCK OPTION
AND PERFORMANCE AWARD PLAN
(As Amended and Restated Effective as of May 5, 2005)
RESTRICTED SHARES AWARD AND PERFORMANCE SHARES AWARD AGREEMENT
     By this Agreement, Kansas City Southern, a Delaware corporation (the “Company”), awards to you, [Name], an employee of the Company or of a Subsidiary, as Grantee, the number of Restricted Shares of the Company’s Common Stock, $.01 par value, set forth below (“Restricted Shares”), and the number of Performance Shares set forth below for each specified Performance Period, which Performance Shares represent a conditional right to receive a number of shares of the Company’s Common Stock, $.01 par value, determined by the satisfaction of target performance goals for a applicable Performance Period (“Performance Shares”). This Award of Restricted Shares and this Award of target Performance Shares are subject to the terms and conditions set forth below and in the attached Exhibit A hereto and in the Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan (As Amended and Restated Effective as of May 5, 2005), as may from time to time be amended (the “Plan”), all of which are an integral part of this Agreement.
RESTRICTED SHARES

Grant Date	[Date]
Period of Restriction	3 Years, ending on [Date]
Number of Restricted Shares	[No. of Shares]
TARGET PERFORMANCE SHARES

Grant Date	[Date]
Vesting Date	[Date]
Number of Target Performance Shares
and CorrespondingPerformance Periods:

[No. of Shares]	[Beginning Date and Ending Date or Calendar Year]
[No. of Shares]	[Beginning Date and Ending Date or Calendar Year]
[No. of Shares]	[Beginning Date and Ending Date or Calendar Year]
     The Awards evidenced by this Agreement shall not be effective until you have indicated your acceptance of this Agreement by signing one copy of this Agreement in the space provided below and returning it to the Corporate Secretary’s Office, in the envelope provided, within ten (10) days after your receipt of this Agreement from the Company. You should retain one copy of this Agreement for your records.

Kansas City Southern

By:

Name and Title:
ACCEPTED AND AGREED:

[Name of Grantee]
[Address]
[City, State, Zip]
Dated: , 200___

EXHIBIT A
to
RESTRICTED SHARES AWARD AND PERFORMANCE SHARES AWARD AGREEMENT
     You receive two Awards under this Agreement: an Award of Restricted Shares and an Award of Performance Shares. This Exhibit A of this Agreement consists of three sections. The first section applies to your Award of Restricted Shares. The second section applies to your Award of Performance Shares. The third section contains provisions that apply to both your Award of Restricted Shares and your Award of Performance Shares. This Exhibit A of this Agreement also includes the attached Schedule of Performance Goals
Restricted Shares Award
     1. Payment. The Restricted Shares are awarded to you without requirement of payment.
     2. Transfer Restrictions. Until the restrictions lapse, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable; provided that the designation of a beneficiary pursuant to Article 11 of the Plan shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Certificates will be transferred to you only as provided in paragraph 3 of this Restricted Shares Award section.
     3. Certificates. You will receive certificates for the number of your Restricted Shares with respect to which the restrictions have lapsed. Until the restrictions lapse, your Restricted Shares either will be evidenced by certificates held by or on behalf of the Company (in which case you will sign and deliver to the Company a stock power relating to the Restricted Shares so that the Company may cancel the Restricted Shares in the event of forfeiture), or the Restricted Shares will be reflected in a book-entry form or other account maintained by the Company, as determined by the Company.
     4. Rights as Stockholder. During the Period of Restriction you will have all of the rights of a stockholder of the Company with respect to the Restricted Shares subject to the provisions of paragraph 2 of this Restricted Shares Award Section.
     5. Lapse of Restrictions Other than Upon Retirement or Disability. The Restricted Shares will vest and no longer be subject to restrictions upon the first of the following events to occur:
          (a) The end of the Period of Restriction, provided your Termination of Affiliation does not occur prior to that date; or
          (b) Your Termination of Affiliation due to your death; or
          (c) A Change in Control.
     6. Lapse of Restrictions Upon Retirement or Disability. If, prior to the occurrence of any of the events specified in paragraph 5 of this Restricted Shares Award section, you have a Termination of Affiliation due to your Retirement or due to your Disability, then upon such Termination of Affiliation, for every consecutive 12-month period of employment completed beginning on the Restricted Shares Grant Date and ending on the date of such Termination of

Affiliation, one third (1/3) of the number of your Restricted Shares will vest and no longer be subject to restrictions.
     7. Acceleration of Vesting. The Committee may at any time or times in its discretion accelerate the vesting of some or all of your Restricted Shares by specifying a date, other than what is provided in this Agreement, on which the Period of Restriction ends and such Shares will no longer be subject to restrictions. Any such Shares that are then vested under this paragraph 7 will not be forfeited under paragraph 8 of this Restricted Shares Award section.
     8. Forfeiture. If you have a Termination of Affiliation prior to any of the events specified in paragraph 5 and paragraph 6 of this Restricted Shares Award section, then you will forfeit all of your Restricted Shares upon such Termination of Affiliation. If you have a Termination of Affiliation due to your Retirement or due to your Disability under the provisions of paragraph 6 of this Restricted Shares Award section, then you will forfeit that number of your Restricted Shares that are not vested under the provisions of paragraph 6 of this Restricted Shares Award section. All of your rights to and interest in any Restricted Shares that are forfeited under this paragraph 8 will terminate upon forfeiture. You agree to immediately repay to the Company all dividends, if any, paid in cash or in stock with respect to your forfeited Restricted Shares.
Performance Shares Award
     1. Payment. The Performance Shares are awarded to you without requirement of payment by you.
     2. Transfer Restrictions. The Performance Shares are rights that may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable; provided that the designation of a beneficiary pursuant to Article 11 of the Plan shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
     3. Number of Shares Earned. Your Award of Performance Shares specifies a number of Performance Shares awarded with respect to each of three different Performance Periods. The number of Performance Shares designated for a Performance Period represents a target number of Shares to be earned if the Company performance goals (the “Performance Goals”) are met during the Performance Period. As of the last day of each Performance Period, the Committee will determine, in accordance with this paragraph 3, the number of Shares, if any, earned by you with respect to that Performance Period. The earned Shares will be paid as provided in paragraph 7 of this Performance Shares Award section subject to satisfaction of the vesting requirements and forfeiture provisions of paragraph 4 and paragraph 11 of this Performance Shares Award section. The number of Shares earned by you for a Performance Period will equal the percentage determined under this paragraph 3 (the “Applicable Percentage”) multiplied by the number of Performance Shares awarded to you for the Performance Period. The Committee will determine the Applicable Percentage as soon as practicable after the audited financial statements are received for the final year of the Performance Period, or for the Performance Period year if only one year. To determine the Applicable Percentage, the Committee will compare the Company’s actual performance for the Performance Period to the Performance Goals for the Performance Period as set forth on the schedule of Performance Goals attached to this Exhibit A (the “Schedule”). The Schedule describes and defines three levels of Performance Goals: Threshold, Target and Maximum. The Schedule also specifies the Applicable Percentage for each Performance Period if the actual performance for the Performance Period is at

Threshold, Target or Maximum. If the actual performance is between Threshold and Target, then the Applicable Percentage will be prorated between the specified Applicable Percentage for Threshold and the specified Applicable Percentage for Target. If the actual performance is between Target and Maximum, then the Applicable Percentage will be prorated between the specified Applicable Percentage for Target and the specified Applicable Percentage for Maximum. If the actual performance is below Threshold, then the Applicable Percentage will be 0%. If the actual performance is above Maximum, then the Applicable Percentage will be 200%.
     4. Vesting. The number of Shares earned as determined under paragraph 3 of this Performance Shares Award section will be paid to you only if you become vested in the Shares. You will become vested in the Shares on the Vesting Date provided you do not have a Termination of Affiliation prior to the Vesting Date except as otherwise provided in paragraph 5 and paragraph 6 of this Performance Shares Award section, and subject to any other forfeiture of Shares under paragraph 10 of this Performance Shares Award section. If you have a Termination of Affiliation prior to the Vesting Date, then except as provided in paragraph 5 and paragraph 6 of this Performance Shares Award section, you will forfeit all Performance Shares, and will have no right to earn or receive payment of any Shares under this Agreement.
     5. Termination of Affiliation Due to Disability or Retirement. If you have a Termination of Affiliation prior to the Vesting Date due to Disability or Retirement, then upon such Termination of Affiliation: (a) you will become vested in Shares earned, as determined under paragraph 3 of this Performance Shares Award section, with respect to all Performance Periods completed as of the date of your Termination of Affiliation; and (b) you will forfeit all Performance Shares awarded to you with respect to any Performance Period that is uncompleted as of the date of your Termination of Affiliation and you will have no right to earn or receive payment of any Shares with respect to any Performance Period that is uncompleted as of the date of your Termination of Affiliation.
     6. Termination of Affiliation Due to Change in Control or Death. If you have a Termination of Affiliation prior to the Vesting Date due to a Change in Control or due to your death, then upon such Termination of Affiliation: (a) you will become vested in Shares earned, as determined under paragraph 3 of this Performance Shares Award section, with respect to all Performance Periods completed as of the date of your Termination of Affiliation; and (b) with respect to any Performance Period that is uncompleted as of the date of your Termination of Affiliation, you will be deemed to have earned a number of Shares determined under paragraph 3 of this Performance Shares Award section as if the Performance Goals were at Target, subject to any adjustment by the Committee under the last sentence of paragraph 3.
     7. Payment of Shares. Except as provided in the following sentence, the Shares, if any, earned by you under this Agreement, and not forfeited under this Agreement, will be paid to you, or your beneficiary if you are deceased, by issuing certificates to you or your beneficiary for the number of Shares earned as soon as practicable after the latest to occur of (a) the Vesting Date, or (b) the determination of the number of all Shares, if any, earned by you under this Agreement with respect to all Performance Periods. Notwithstanding the preceding sentence, in the event of vesting prior to the Vesting Date under the provisions of paragraph 5 or paragraph 6 of this Performance Shares Award section, then the Shares, if any, earned by you for a Performance Period will be paid to you or your beneficiary as soon as practicable after the latest to occur of (a) your Termination of Affiliation, or (b) the determination of the number of Shares, if any, earned by you under this Agreement with respect to all Performance Periods.

     8. Deferral of Payment of Shares. You may elect to defer the time your earned Shares are otherwise to be paid under paragraph 7 of this Performance Shares Award section in accordance with the provisions of a deferral policy established by the Committee at any time or times. Any such deferral policy established by the Committee may be amended from time to time. If you make an authorized election to defer the payment of earned Shares pursuant to such a policy, and if the Company declares a dividend payable to shareholders of record as of a date during such period of deferral, then the Company will pay to you a cash amount equal to the dividend amount (a “dividend equivalent payment”) you would have received with respect to such deferred Shares had the payment of such Shares not been deferred and had you been the owner of such Shares on the record and payment dates of such dividend. Any dividend equivalent payment to be made to you under the preceding sentence will be made on the payment date of the dividend.
     9. Rights as Stockholder. Prior to the time you receive a payment of Shares under this Agreement, you will have no rights of a stockholder of the Company with respect to your Performance Shares or any Shares which may be or have been earned by you. Accordingly, with respect to the Performance Shares or any unearned or earned but unpaid Shares, in addition to the restrictions under paragraph 2 of this Performance Shares Award section, you will not have the right to vote, you will not receive or be entitled to receive cash or non-cash dividends, and you will not have any other beneficial rights as a shareholder of the Company. The provisions of this paragraph 9 do not affect your right, if any, to receive dividend equivalent payments under paragraph 8 of this Performance Shares Award section.
     10. Acceleration of Vesting Date. The Committee may at any time or times in its discretion accelerate the Vesting Date. The Committee will accelerate the Vesting Date by specifying an earlier Vesting Date. Acceleration of the Vesting Date under this paragraph 10 will not result in an earlier payment of any Shares.
     11. Additional Forfeiture Provision and Repayment Obligation. Notwithstanding any provisions of this Agreement to the contrary, if the Committee determines that you have engaged in Gross Misconduct as defined in this paragraph 11, then: (a) you will immediately forfeit all Performance Shares awarded to you, and all earned or unearned Shares, for all Performance Periods under this Agreement, and you will have no right to receive payment of any Shares under this Agreement and (b) you will repay to the Company a number of Shares, or a dollar amount equal to the current Fair Market Value of a number of Shares, equal to the number of Shares previously paid to you under this Agreement. For purposes of this paragraph 11, Gross Misconduct means intentional conduct in disregard of the Company’s expectations of someone in your position with the Company that has caused significant financial harm to the Company, whether occurring before or after your Termination of Affiliation.
Provisions Applicable to Both Restricted Shares Award and Performance Shares Award
     1. Plan Governs. The Restricted Shares Award and the Performance Shares Award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated in this Agreement by this reference. All capitalized terms used in this Agreement have the meaning set forth in the Plan unless otherwise defined in this Agreement. By executing this Agreement, you acknowledge receipt of a copy of the Plan and the prospectus covering the Plan and you acknowledge that the Award is subject to all the terms and provisions of the Plan. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Plan Committee with respect to any questions arising under the Plan.

     2. Tax Withholding. As of any date that a Required Withholding liability occurs, you must remit the minimum amount necessary to satisfy the Required Withholding. The Committee may require you to satisfy the Required Withholding by any (or a combination) of the following means: (a) a cash payment; (b) withholding from compensation otherwise payable to you; (c) authorizing the Company to withhold from any of your Restricted Shares that are no longer subject to forfeiture or from any Shares payable to you a number of Shares having a Fair Market Value less than or equal to the Required Withholding; or (d) delivering to the Company Mature Shares having a Fair Market Value less than or equal to the amount of the Required Withholding. The Committee may, but is not required to, approve your irrevocable election made prior to the time the Required Withholding liability occurs to have the Company withhold from any of your Restricted Shares that are no longer subject to forfeiture or from any Shares payable to you, a number of Shares having a Fair Market Value less than or equal to the Required Withholding. The Company will not deliver certificates for Shares to you under this Agreement unless you remit (or in appropriate cases agree to remit) the Required Withholding as described above.
     3. No Right to Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of the Company or a Subsidiary.
     4. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company’s records. By written notice referencing this paragraph of this Agreement, either party may designate a different address for notices. Any notice under this Agreement to the Company shall become effective upon receipt by the Company. Any notice under this Agreement to you will be deemed to have been delivered to you when delivered in person or when deposited in the United States mail, addressed to you at your address on the shareholder records of the Company, or such other address as you have designated under this paragraph.
     5. Tax Consultation. Your signature on this Agreement means that you agree to consult with any tax consultants you think advisable in connection with your Restricted Shares Award and your Performance Shares Award and this Agreement, and you acknowledge that you are not relying, and will not rely, on the Company or any Subsidiary for any tax advice.
     6. Amendment. The Company reserves the right to amend the Plan at any time. The Committee reserves the right to amend this Agreement at any time.
     7. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.
     8. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware other than its laws respecting choice of law.
     9. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SCHEDULE OF PERFORMANCE GOALS

				Earned Percentage of
Performance Level	Operating Ratio (50%)	EBITDA (25%)	ROCE (25%)	Incentive Target
2007
Threshold	79.99%	$500 million	7.9%	50%
Target	79.8%	$549 million	8.6%	100%
Maximum	78.5%	$649 million	10.1%	200%

2008
Threshold	Better of 2007 Operating Ratio Target (79.8%) or 2007 Actual Operating Ratio	Better of 2007 EBITDA Target ($549 million) or 2007 Actual EBITDA	Better of 2007 ROCE Target (8.6%) or 2007 Actual ROCE	0%
Target	78.5%	$649 million	10.1%	100%
Maximum	76.8%	$776 million	11.7%	200%

2009
Threshold	Better of 2008 Operating Ratio Target (78.5%) or 2008 Actual Operating Ratio	Better of 2008 EBITDA Target ($649 million) or 2008 Actual EBITDA	Better of 2008 ROCE Target (10.1%) or 2008 Actual ROCE	0%
Target	76.8%	$776 million	11.7%	100%
Maximum	75.4%	$921 million	13.4%	200%

Illustrative Example
If actual performance is between performance levels, the Applicable Percentage will be prorated between such performance levels. The following example illustrates the method of such proration.
Assume that in the year 2007 the actual Operating Ratio was 79.6%, actual EBITDA was $551 million and actual ROCE was 8.8%. The difference between the 2007 Target Operating Ratio and the actual 2007 Operating Ratio is .2, representing 15.4% of the difference between the 2007 Target Operating Ratio and the 2007 Maximum Operating Ratio (i.e., .2/(79.8-78.5)). Thus, the Operating Ratio earned percentage before weighting would be 115%. The difference between the 2007 Target EBITDA and the actual 2007 EBITDA would be $2 million, representing 2% of the difference between the 2007 Target EBITDA and the 2007 Maximum EBITDA (i.e., 2/(649-549)). Thus, the EBITDA earned percentage before weighting would be 102%. The difference between the 2007 Target ROCE and the actual 2007 ROCE would be .2, representing 13% of the difference between the 2007 Target ROCE and the 2007 Maximum ROCE (i.e., .2/(10.1-8.6)). Thus, the ROCE earned percentage before weighting would be 113%. Finally, each metric would be multiplied by the appropriate weighting factor and the weighted earned percentages would be added together to determine the earned percentage. In this example the weighted earned percentage would be 111.25%, as demonstrated in the table below:

				Earned
	Operating Ratio	EBITDA	ROCE	Percentage
A. 2007 Actual	78.6%	$551 million	8.8%

B. 2007 Target	79.6%	$549 million	8.6%

C. 2007 Difference	.2%	$2 million	.2%

D. Difference between 2007 Target Goal and 2007 Maximum Goal	79.8%-78.5%=1.3%	$649 million — $549 million = $100 million	10.1%-8.6%=1.5%

E. Quotient of C divided by D	15%	2%	13%

F. Unweighted Earned Percentage [Target Earned Percentage (i.e., 100%) plus E]	115%	102%	113%

G. Weighting Factor	50%	25%	25%

H. Weighted Earned Percentage (Product of F times G)	57.5%	25.5%	28.25	111.25%